EXHIBIT 99.2










                           ECHELON ACQUISITION CORP.



             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                           ECHELON ACQUISITION CORP.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


BASIS OF PRESENTATION

On May 8, 2006, an agreement and plan of reorganization was executed among Echelon Acquisition Corp., a corporation organized under the laws of the State of Delaware ("EAC"); Asia Biotechnology Group Inc., a corporation organized under the laws of British Virgin Islands ("ABG"); Far Grand Investments Limited, a corporation organized under the laws of Cayman Islands, acting as the shareholder of ABG, ("ABG Shareholder"); Harbin OT Pharmaceutical Co., Limited, a company organized under the laws of Samoa ( "OT Samoa"); and shareholders of OT Samoa ( collectively "OT Samoa Shareholders").

The respective Boards of Directors of EAC, ABG and OT Samoa have adopted resolutions pursuant to which all of the issued and outstanding shares of the common stock of ABG ("ABG Share") and all of the issued and outstanding shares of OT Samoa ("OT Samoa Shares") will be converted into the right to receive a specified number of shares of the common stock of EAC ("EAC Shares"); and whereas, the sole consideration for the exchange of the ABG Share shall be the receipt by the ABG Shareholder of 23,296,000 EAC Shares, $0.001 par value per share; and the sole consideration for the exchange of the OT Samoa Shares shall be the receipt by the OT Samoa Shareholders of 23,296,000 EAC Shares, $0.001 par value per share.

The ABG Shareholder and the OT Samoa Shareholders individually agreed to transfer to EAC at the closing ("Closing") the ABG Share and OT Samoa Shares, in exchange for newly issued and restricted shares of common stock of EAC. In connection with the acquisition of the ABG Share and the OT Samoa Shares, EAC shall issue to the ABG Shareholder an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock, and shall simultaneously issue to the OT Samoa Shareholders an aggregate of Twenty Three Million Two Hundred and Ninety Six Thousand (23,296,000) shares of EAC common stock. Such shares at the Closing shall equal eighty percent (80%) of the issued and outstanding shares of EAC. After the Closing, there will be 58,240,000 outstanding shares of common stock of the reorganized EAC.

On May 8, 2006, Echelon Acquisition Corp. completed an acquisition of Asia Biotechnology Group Inc. pursuant to the agreement and plan of reorganization. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Asia Biotechnology Group Inc. is considered the acquirer for accounting and financial reporting purposes.

The unaudited pro forma consolidated financial statements of Echelon Acquisition Corp. in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreement. The unaudited pro forma consolidated balance sheet reflects the financial position of the company as of the share exchange had occurred on December 31, 2005. The pro forma consolidated statements of operations were prepared as if the transactions were consummated on January 1, 2005. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

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                           ECHELON ACQUISITION CORP.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS AT DECEMBER 31, 2005


                                    ASSETS

                                                                   ASIA                    PRO FORMA      PRO FORMA
                                                     ECHELON   BIOTECHNOLOGY    OT SAMOA   ADJUSTMENT       TOTAL
                                                        $           $              $           $              $
Current assets
  Cash and cash equivalents                                -         459,310           -                    459,310
  Accounts receivable, less allowances for
    doubtful accounts of $ 36,095.                         -         426,124           -                    426,124
  Inventories                                              -         247,314           -                    247,314
 Prepaid expense - reorganization expense                  -         315,000           -     (315,000)            -
 Other current assets                                                 20,087     200,000     (200,000)       20,087
                                                     -----------------------------------                  ---------
               Total current assets                        -       1,467,835     200,000                  1,152,835

Property, plant and equipment, net                         -         860,021           -                    860,021
Land use right, net                                        -         100,362           -                    100,362
                                                     -----------------------------------                  ---------
               Total assets                                -       2,428,218     200,000                  2,113,218
                                                     ===================================                  =========



                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable                                         -         107,658           -                    107,658
  Accrued expenses                                       800          13,385           -                     14,185
  Customer deposits                                        -         354,010           -                    354,010
  Due to shareholders                                      -       1,577,050           -    (1,297,118)     279,932
 Other current liabilities                                 -           6,047           -                      6,047
                                                     -----------------------------------                  ---------
               Total current liabilities                 800       2,058,150           -                    761,832
                                                     -----------------------------------                  ---------

Minority interests                                         -         434,032           -                    434,032

Shareholders' Deficiency
 Preferred Stock at $0.001 par value;
   authorized 20,000,000 shares; no shares
issued and outstanding
Common stock at $0.001 par value; authorized          11,648               1     200,000      (153,409)      58,240
 100,000,000 shares;  58,240,000 shares issued
 and outstanding
Additional paid-in capital                                 -               -           -       923,079      923,079
Accumulated deficits                                 (12,448)        (64,052)          -        12,448      (64,052)
Accumulated other comprehensive income                     -              87           -                         87
                                                     -----------------------------------                  ---------
               Total shareholders' deficiency           (800)        (63,964)    200,000                    917,354
                                                     -----------------------------------                  ---------

  Total liabilities and shareholders' deficiency           -       2,428,218     200,000                  2,113,218
                                                     ===================================                  =========


                           ECHELON ACQUISITION CORP.

          UNAUDITED PRO FORMA CON SOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2005



                                                    ECHELON      ASIA BIOTECHNOLOGY OT SAMOA PRO FORMA ADJUSTMENT PRO FORMA TOTAL
                                                       $               $               $              $                  $
Net sales                                                  -                 37,972        -                               37,972

Cost of sales                                              -                (32,214)       -                              (32,214)
                                                    -----------------------------------------                            ---------
     Gross profit                                                             5,758        -                                5,758

Operating expenses
  Allowance for bad debt                                   -                  3,614        -                                3,614
  Account and audit fee                                    -                 45,000        -                               45,000
  Salaries                                            11,500                  8,154        -                               19,654
  Depreciation                                             -                  4,549        -                                4,549
  Amortization of land use right                           -                    373        -                                  373
  Other selling, general and administrative                -                 31,420        -                               31,420

     Total operating expenses                         11,500                 93,110        -                              104,610

Loss  from operations                                (11,500)               (87,352)       -                              (98,852)

Non-Operating Income
  Government Grant                                         -                 10,618        -                               10,618
  Interest income                                          -                     47        -                                   47

    Total Non-Operating Expenses                           -                 10,665        -                               10,665

Loss before income taxes and minority interests      (11,500)               (76,687)       -                              (88,187)

  Income taxes                                             -                      -        -                                    -

Loss before minority interests                       (11,500)               (76,687)       -                              (88,187)

Minority interests                                         -                 12,635        -                               12,635

Net loss                                             (11,500)               (64,052)       -                              (75,552)

Other comprehensive income
 Foreign currency translation gain                         -                     87        -                                   87

Comprehensive loss                                   (11,500)               (63,965)       -                              (75,465)

Basic and diluted loss per common share                                                                                     (0.00)

Net loss available to common shareholders                                                                                 (75,552)

Basic and diluted common shares outstanding                                                                            58,240,000

NOTE: OT SAMOA IS INACTIVE SINCE ITS INCORPORATION.




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                           ECHELON ACQUISITION CORP.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following adjustment to the unaudited pro financial statements are based on the assumption that the share exchange was consummated on December 31, 2005.

                                                                                     DR        CR
                                                                                      $         $
DESCRIPTION


Due to shareholders                                                                 200,000
        Other current assets                                                                  200,000
To record the elimination of inter company accounts between OT Samoa and ABG


Due to shareholders                                                               1,097,118
Common Stock (46,592,000 @$.001 par value)                                                     46,592
APIC                                                                                        1,050,526
To record issuance of 46,592,000 shares in
exchange for repayment of  the shareholders' loan


Common Stock - ABG                                                                        1
Common Stock - OT Samoa                                                             200,000
Accumulated Deficits                                                                           12,448
APIC                                                                                          187,553
To record exchange of ABG and OT Samoa shares


APIC                                                                                315,000
Prepaid expense - reorganization expense                                                      315,000
To record the transfer of the reorganization expense to the APIC